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                                                                    EXHIBIT 23.1

AFTER THE REVERSE STOCK SPLIT DISCUSSED IN NOTE 13 TO THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS IS EFFECTED, WE EXPECT TO BE IN A POSITION TO RENDER THE FOLLOWING CONSENT.

DELOITTE & TOUCHE LLP


October 29, 1999


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-87383 of The Management Network Group, Inc. on Form S-1 of our report dated September 17, 1999 (except with respect to matters discussed in Note 13 as to which the date is November ___, 1999) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's retroactive change in its method of accounting for stock based compensation to non-employees), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


Kansas City, Missouri
November __, 1999